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                                                                   Exhibit 23(c)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

            We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 4, 1998 relating to the consolidated statements of income, shareholders' equity and cash flows of Greif Bros. Corporation (the Company) for the year ended October 31, 1998, which is included in the Company's Annual Report on Form 10K for the year ended October 31, 2000. We also consent to the incorporation by reference of our report dated December 4, 1998 relating to the financial statement schedule for the year ended October 31, 1998 which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Columbus, Ohio
May 14, 2001


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